UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

UNITED COMMUNITY FINANCIAL CORP.
 (Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2009, The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of United Community Financial Corp., entered into an agreement with The Union Bank Company, a wholly-owned subsidiary of United Bancshares, Inc. for the sale of Home Savings’ Findlay, Ohio branch. In the transaction, Union Bank will assume all of the deposit liabilities and buy the related fixed assets of the branch. In addition, Union Bank will acquire approximately $2.0 million in loans associated with the branch.

A copy of the press release announcing the agreement is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press release dated November 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra

Jude J. Nohra, General Counsel & Secretary

Date: December 3, 2009